UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

CyberOptics Corporation

(Exact name of registrant as specified in its charter)

Minnesota	(0-16577)	41-1472057
(State or other jurisdiction of incorporation or organization)	Commission File No.	(I.R.S. Employer Identification No.)

5900 Golden Hills Drive Minneapolis, Minnesota		55416
(Address of principal executive offices)		(Zip Code)

(763) 542-5000

(Registrant’s telephone number, including area code)

____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 19, 2010, the Compensation Committee of CyberOptics Corporation approved a new management inventive plan for calendar year 2010. The new plan is based upon the same objectives for all management employees of the Company and provides for the payment of cash incentives, 70% of which are based upon achievement of budgeted levels of revenue, operating income and cash flow, and 30% of which are based upon achievement of five specific operating goals. If all five of the operating goals are met during 2010, and each of the revenue, operating income and cash flow objectives in the “stretch budget” are achieved, the plan will pay Ms. Iverson, Chief Executive Officer and Chairman, a cash incentive equal to 37.5% of her salary and will pay Mr. Bertelsen, Vice President—Finance and Chief Financial Officer, a cash incentive of 30.7% of his salary. At the maximum payout under the plan, Ms. Iverson would receive an incentive payment equal to 58.5% of her salary and Mr. Bertelsen would receive an incentive payment equal to 47.9% of his salary.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBEROPTICS CORPORATION.

By	/s/ JEFFREY A. BERTELSEN
Jeffrey A. Bertlesen, Chief Financial Officer

Dated:  February 19, 2010